SCHEDULE 14A

                            SCHEDULE 14A INFORMATION
                      Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant    [X]

Filed by Party other than the Registrant    [  ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[X]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to ss.240.14a-12


                               CEL-SCI CORPORATION
                          ---------------------------
                (Name of Registrant as Specified In Its Charter)

                    William T. Hart - Attorney for Registrant
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                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3)

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

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    2) Aggregate number of securities to which transaction applies:

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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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Dear Fellow Shareholder,

You recently received proxy materials in connection with the annual meeting of shareholders of CEL-SCI Corporation ("the Company") to be held on July 22, 2014. According to our latest records, your PROXY VOTE for this meeting HAS NOT YET BEEN RECEIVED.

The Company is asking shareholders to approve five proposals: the election of directors; the 2014 Incentive Plan; an advisory vote on the compensation of the Company's named executive officers ("say on pay"); an advisory vote on the frequency of the say on pay vote and the ratification of auditors.

                IT IS EXTREMELY IMPORTANT THAT SHAREHOLDERS VOTE
                         IN FAVOR OF ALL FIVE PROPOSALS

2014 Incentive Plan

On May 27, 2014, upon recommendation of the Compensation Committee, the Board of Directors, subject to approval by the Company's shareholders, approved the adoption of the CEL-SCI Corporation 2014 Incentive Stock Bonus Plan.

The primary purpose of the 2014 Plan is to promote the interests of the Company and its shareholders by providing executive officers and significant employees of the Company with appropriate incentives and rewards to encourage them to enter into and remain in their positions with the Company and to acquire a significant proprietary interest in the long-term success of the Company, while at the same time tying these incentives and rewards to specific performance milestones that will correlate with increased financial returns for shareholders.

A vital ingredient to the Company's long-term success lies in retaining its key personnel for the duration of the Company's projects, including the development phase of Multikine. These employees have the uniquely specialized product and institutional knowledge, as well as the determination, to deal with complex issues as they arise. The 2014 Incentive Stock Bonus Plan represents the best way to move forward in that it ties key individuals to the Company through the crucial development stage and rewards them only for success.

Under the 2014 Plan the Company's proposes to award key employees restricted shares of Company common stock, which will only be earned and retained if the Company meets certain very important milestones that:

1) lead to the commercialization of the Company's Multikine technology; or 2) result in significant increases in the market price the Company's shares.


              IF MILESTONES ARE NOT MET, PLAN PARTICIPANTS WILL NOT
                        RECEIVE THE STATED EQUITY AWARDS


You can find more information on all of the proposals in the proxy materials filed on the SEC website at http://www.sec.gov/Archives/edgar/data/725363/ 000100487814000212/definproxy2014may-14.txt.


                     THE BOARD OF DIRECTORS FULLY RECOMMENDS
                       A "FOR" VOTE ON ALL FIVE PROPOSALS.


Regardless of the number of shares you own, it is important that they be represented at the annual shareholders meeting. Your vote matters to us and we need your support.


              YOUR PARTICIPATION IS IMPORTANT - PLEASE VOTE TODAY!


If you have any questions relating to the shareholders meeting, voting your shares, or need to request additional proxy materials, you may call our proxy solicitation advisors, Advantage Proxy, toll-free at 1-877-870-8565 between the hours of 9:00 a.m. and 9:00 p.m. Eastern Time, Monday through Friday.

                           We appreciate your support.


            IF YOU HAVE RECENTLY MAILED YOUR PROXY OR CAST YOUR VOTE
             BY PHONE OR OVER THE INTERNET, PLEASE ACCEPT OUR THANKS
                           AND DISREGARD THIS REQUEST


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                 IF YOUR SHARES ARE HELD IN A BROKERAGE ACCOUNT
           YOU SHOULD KNOW THAT YOUR BROKER WILL NOT VOTE YOUR SHARES
          IF THEY DON'T RECEIVE INSTRUCTIONS FROM YOU. PLEASE VOTE YOUR
             SHARES NOW SO YOUR VOTE CAN BE COUNTED WITHOUT DELAY.